UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2015

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 15th Floor
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 30, 2015, SFX Entertainment, Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“NASDAQ”) notifying the Company that the Staff has determined that the Company violated the shareholder approval requirements of Listing Rules 5635(c) and 5635(d)(2).  Listing Rule 5635(c) requires shareholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants.  Listing Rule 5635(d)(2) requires shareholder approval prior to the sale, issuance or potential issuance by the Company of common stock (or securities convertible into common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

On September 17, 2015, the Company issued shares of Series A preferred stock (the “Series A Shares”) to an affiliate of Robert F. X. Sillerman, the Company’s Chairman and Chief Executive Officer.  The Staff concluded that because dividends on the Series A Shares may be paid in shares of common stock to Mr. Sillerman at a price determined in the future, this transaction constitutes a form of equity compensation arrangement requiring shareholder approval under Listing Rule 5635(c) prior to the issuance of the Series A Shares.

Also on September 17, 2015, the Company issued shares of Series B convertible preferred stock (the “Series B Shares”) to certain investors.  The Staff concluded that because the terms of the Certificate of Designation of Series B Convertible Preferred Stock of the Company (the “Series B Certificate”) provide for the conversion price of the Series B Shares to be reduced in the event of certain future issuances, but sets no limit on such reduction, the number of shares of common stock issuable as a result of conversions could result in the issuance of the maximum number of shares of common stock issuable pursuant to the terms of the Series B Certificate.  The Staff also concluded that because the presence of an anti-dilution provision could cause the conversion price to be reduced to below the market value immediately before entering into a binding agreement, this could result in a transaction occurring at a discounted issuance.

Finally, because the number of shares of common stock issuable as dividends on the Series A Shares and upon conversion of Series B Shares could, in the aggregate, result in the issuance of shares of common stock in excess of 19.99% of the shares of common stock outstanding prior to these transactions, the Staff concluded that the Company was required to obtain shareholder approval prior to the issuance of the Series A Shares and Series B Shares.

The Letter has no current effect on the listing of the Company’s common stock.  The Company has 45 days from the date of the Letter to submit a plan to regain compliance with NASDAQ listing requirements to NASDAQ. If the plan is accepted, NASDAQ can grant an extension of up to 180 calendar days from the date of the Letter to evidence compliance. The Company intends to regain compliance in the short-term, and is working with the preferred shareholders to develop a plan to regain compliance to be submitted to NASDAQ promptly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: November 5, 2015	By:	/s/ Howard Tytel
Howard Tytel
General Counsel